99.1     Press Release dated August 8, 2014

FOR IMMEDIATE RELEASE

RadNet Reports Record Second Quarter Financial Results and Adjusts Upwards 2014 Guidance Ranges for Revenue and Adjusted EBITDA(1)

•	Adjusted EBITDA(1), Income Before Income Taxes and Net Income Per Share are the highest quarterly results in the Company’s history
•	Adjusted EBITDA(1) increased 11.3%, from $30.0 million in the second quarter of 2013 to $33.4 in the second quarter of 2014
•	Sequentially, as compared to the first quarter of 2014, Total Net Revenue (“Revenue”) increased 6.0%, and Adjusted EBITDA(1) increased 20.9%
•	Earnings Per Share increased from $0.07 per share in the second quarter of 2013 to $0.12 per share in the second quarter of 2014; Income Before Income Taxes increased $3.8 million (excluding non-recurring gains and losses from the sale of imaging centers and Loss on Early Extinguishment of Debt) over last year’s second quarter
•	Implementation from the previously announced $30 million cost savings initiatives is substantially complete and continues to enhance operating margins; additional cost savings measures are being instituted
•	Aggregate and same-center procedural volumes appear to by aided by the reported over 8 million enrollees in state and privately managed health insurance exchanges, including over 1.4 million enrollees in California
•	2014 guidance levels for Revenue and Adjusted EBITDA(1) are increased

LOS ANGELES, California, August 8, 2014 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 251 owned and/or operated outpatient imaging centers, today reported financial results for its second quarter of 2014.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “We are very pleased with our performance in the second quarter. We reported record Adjusted EBITDA(1) and pre-tax earnings and increased aggregate and same store volume from last year’s second quarter. Our sequential growth in Revenue, Adjusted EBITDA(1) and Net Income was even more pronounced when compared with the first quarter of 2014. Helping us mitigate the $22 million full-year 2014 Medicare negative impact has been our execution of a $30 million cost savings plan we began implementing in the fourth quarter of last year. Although this cost savings plan is substantially complete, we continue to execute on an additional $10 million of annualized cost savings we identified and announced several months ago. We expect to begin benefitting from these additional cost savings in the third and fourth quarters of 2014.”

Dr. Berger continued, “Consistent with our goal to reduce debt, we repaid $12.9 million of net debt during the second quarter, which included retiring the remaining approximately $6.5 million of our 10 3/8% senior notes during the quarter, the most expensive part of our capital structure. As a result of our refinancing transaction, we face no near term maturities. Our first lien term loan matures in 2018 and our second lien term loan matures in 2021. We believe the current capital structure, which has an average debt cost of about 5.5%, provides us the financial flexibility to comfortably manage and grow our business. Our refinancing transaction completed in March 2014 saves us approximately $5 million of annual interest expense. This, combined with our projection of reducing capital expenditures to approximately $10 million for the next two quarters, are the reasons why we believe RadNet can generate $30 million or more of free cash flow over the remainder of the year.”

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Dr. Berger added, “We continue to experience strong volumes, which has been partially driven by participation of previously uninsured or underinsured individuals who are now enrollees of state run or privately managed healthcare exchanges, particularly those in California. We expect the current level of utilization of imaging services will continue for the remainder of 2014.”

Second Quarter Financial Results

For the second quarter of 2014, RadNet reported Revenue of $179.1 million, Adjusted EBITDA(1) of $33.4 million and Net Income of $5.1 million, respectively. Revenue increased $2.6 million (or 1.5%), Adjusted EBITDA(1) increased $3.4 million (or 11.3%) and Net Income increased $2.5 million, respectively, over the second quarter of 2013. Per share Net Income for the second quarter was $0.12, compared to per share Net Income in the second quarter of 2013 of $0.07 (based upon a weighted average number of diluted shares outstanding of 43.3 million and 39.8 million for these periods in 2014 and 2013, respectively).

Affecting Net Income in the second quarter of 2014 were certain non-cash expenses and non-recurring items including: $611,000 of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $383,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $46,000 loss on the sale of certain capital equipment; $1.4 million of combined non-cash amortization and write-off of Deferred Financing Expense and discount on issuance and refinance of debt related to financing fees paid as part of our existing credit facilities; and $471,000 loss on the extinguishment of debt related to redeeming in April 2014 the remaining portion of senior unsecured notes.

For the second quarter of 2014, as compared to the prior year’s second quarter, MRI volume increased 2.6%, CT volume increased 5.7% and PET/CT volume decreased 0.3%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 6.2% over the prior year’s second quarter. On a same-center basis, including only those centers which were part of RadNet for both the second quarters of 2014 and 2013, MRI volume increased 0.5%, CT volume increased 3.5% and PET/CT volume decreased 7.6%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 4.0% over the prior year’s same quarter.

Six Month Financial Results

For the six months ended June 30, 2014, RadNet reported Revenue, Adjusted EBITDA(1) and Net Income of $348.0 million, $61.1 million and $3.7 million (excluding the tax adjusted loss on extinguishment of debt), respectively. Revenue decreased $1.5 million (or negative 0.4%), Adjusted EBITDA(1) increased $5.5 million (or 9.8%) and Net Income increased $3.4 million (also excluding the tax adjusted loss on extinguishment of debt and gain on sale of imaging centers), respectively, over the first six months of 2013. Net Income for the six month period ended June 30, 2014 was $0.09 per diluted share (excluding the tax adjusted loss on extinguishment of debt), compared to Net Income of $0.03 per diluted share in corresponding six month period of 2013 (based upon a weighted average number of fully diluted shares outstanding of 42.2 million and 40.0 million for these periods in 2014 and 2013, respectively).

Affecting operating results in the six months ended June 30, 2014 were certain non-cash expenses and non-recurring items including: $1.6 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $864,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $292,000 loss on the sale of certain capital equipment; $3.2 million of combined non-cash amortization and write-off of Deferred Financing Expense and discount on issuance and refinance of debt related to financing fees paid as part of our existing credit facilities; and $15.9 million loss on the extinguishment of debt related to the Company’s March 25, 2014 refinancing of its senior unsecured notes with a new second lien term loan.

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2014 Guidance Update

RadNet updates the previously announced 2014 fiscal year guidance ranges as follows:

		Revised	Revised	Change
		Guidance	Guidance	From
	Original	After First	After 2nd	Original
	2014 Guidance	Quarter 2014	Quarter 2014	Guidance
Revenue (a)	$700 - $730mm	$700 - $730mm	$705 - $735mm	+$5mm
Adjusted EBITDA(1)	$110 - $120mm	$112 - $122mm	$115 - $125mm	+$5mm
Capital Expenditures (b)	$40 - $45mm	$40 - $45mm	$43 - $48mm	+$3mm
Cash Interest Expense	$38 - $42mm	$34 - $38mm	$34 - $38mm	-$4mm
Free Cash Flow Generation (c)	$30 - $40mm	$34 - $44mm	$34 - $44mm	+$4mm
(a)	Service Fee Revenue, net of contractual allowances plus Revenue under capitation arrangements.
(b)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.
(c)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

Dr. Berger highlighted, “Based upon the strong second quarter results along with increasing confidence we have about the remaining two quarters of 2014, we have increased our Revenue and Adjusted EBITDA(1) guidance levels for 2014. We continue to experience strong volumes, particularly on the West Coast where there has been a disproportionately high participation in the state run and privately managed healthcare exchanges. Additionally, subsequent to the end of the second quarter in early July, we completed four small tuck-in acquisitions which should contribute $10-$12 million of annualized revenue. These acquisitions, which include the transaction we previously announced with Healthcare Partners, required us to deploy only approximately $7 million of capital. Although our focus remains on repaying our debt, these small tuck-in acquisitions will remain a part of our disciplined and measured growth plan. We also slightly raised our capital expenditure projection for the year to reflect some additional investment we will be making in California to build capacity necessary to service the expanded demand we have been experiencing for our services.”

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its second quarter 2014 results on Friday, August 8th, 2013 at 7:30 a.m. Pacific Daylight Time (10:30 a.m. Eastern Daylight Time).

Conference Call Details:

Date: Friday, August 8, 2014

Time: 10:30 a.m. EDT

Dial In-Number: 800-946-0712

International Dial-In Number: 719-325-4764

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=110348 or http://www.radnet.com under the “About RadNet” menu section and “News & Press Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 877-870-5176 from the U.S., or 858-384-5517 for international callers, and using the passcode 9939359.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

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About RadNet, Inc.

RadNet, Inc. is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 251 fully-owned and operated outpatient imaging centers. RadNet’s core markets include California, Maryland, Delaware, Rhode Island, New Jersey and New York. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 6,000 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2014 financial guidance, achieving cost savings, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE DATA)

	June 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$831	$8,412
Accounts receivable, net	147,017	133,599
Current portion of deferred tax assets	16,692	13,321
Prepaid expenses and other current assets	23,776	21,012
Total current assets	188,316	176,344
PROPERTY AND EQUIPMENT, NET	225,451	218,547
OTHER ASSETS
Goodwill	197,086	196,395
Other intangible assets	48,575	50,042
Deferred financing costs, net of current portion	7,242	8,735
Investment in joint ventures	27,521	28,949
Deferred tax assets, net of current portion	40,660	39,914
Deposits and other	3,595	3,650
Total assets	$738,446	$722,576
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$98,736	$106,316
Due to affiliates	331	2,655
Deferred revenue	1,476	1,344
Current portion of notes payable	18,838	3,103
Current portion of deferred rent	2,119	1,896
Current portion of obligations under capital leases	6,114	3,075
Total current liabilities	127,614	118,389
LONG-TERM LIABILITIES
Deferred rent, net of current portion	19,186	18,989
Line of credit	18,980	–
Notes payable, net of current portion	559,648	572,669
Obligations under capital lease, net of current portion	8,939	2,779
Other non-current liabilities	6,837	7,540
Total liabilities	741,204	720,366

STOCKHOLDERS' (DEFICIT) EQUITY
Common stock - $.0001 par value, 200,000,000 shares authorized; 42,361,788, and 40,089,196 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	4	4
Paid-in-capital	175,931	173,622
Accumulated other comprehensive loss	(69)	(50)
Accumulated deficit	(180,936)	(173,656)
Total RadNet, Inc.'s stockholders' deficit	(5,070)	(80)
Noncontrolling interests	2,312	2,290
Total stockholders' (deficit) equity	(2,758)	2,210
Total liabilities and stockholders' (deficit) equity	$738,446	$722,576

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
NET REVENUE
Service fee revenue, net of contractual allowances and discounts	$168,675	$167,310	$327,438	$331,051
Provision for bad debts	(7,520)	(6,955)	(14,413)	(13,777)
Net service fee revenue	161,155	160,355	313,025	317,274
Revenue under capitation arrangements	17,927	16,165	34,933	32,186
Total net revenue	179,082	176,520	347,958	349,460
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	147,808	148,698	292,838	298,260
Depreciation and amortization	15,199	14,528	30,770	29,288
Loss on sale and disposal of equipment	46	192	292	362
Severance costs	383	117	864	240
Total operating expenses	163,436	163,535	324,764	328,150
INCOME FROM OPERATIONS	15,646	12,985	23,194	21,310
OTHER INCOME AND EXPENSES
Interest expense	10,336	11,343	22,108	23,490
Meaningful use incentive	–	–	(1,762)	–
Equity in earnings of joint ventures	(1,646)	(1,658)	(2,713)	(2,864)
Gain on sale of imaging centers	–	(2,108)	–	(2,108)
Loss on early extinguishment of Senior Notes	471	–	15,927	–
Other (income) expenses	(4)	150	(2)	148
Total other expenses	9,157	7,727	33,558	18,666
INCOME (LOSS) BEFORE INCOME TAXES	6,489	5,258	(10,364)	2,644
(Provision for) benefit from income taxes	(1,233)	(2,497)	3,245	(1,249)
NET INCOME (LOSS)	5,256	2,761	(7,119)	1,395
Net income attributable to noncontrolling interests	112	75	161	51
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.
COMMON STOCKHOLDERS	$5,144	$2,686	$(7,280)	$1,344
BASIC NET INCOME (LOSS) PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.13	$0.07	$(0.18)	$0.03
DILUTED NET INCOME (LOSS) PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.12	$0.07	$(0.18)	$0.03
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	40,817,333	39,217,122	40,413,863	39,038,904
Diluted	43,262,995	39,829,663	40,413,863	39,853,298

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS  (IN THOUSANDS)

(IN THOUSANDS)

(unaudited)

	Six Months Ended
	June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(7,119)	$1,395
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	30,770	29,288
Provision for bad debts	14,413	13,777
Equity in earnings of joint ventures	(2,713)	(2,864)
Distributions from joint ventures	5,041	3,971
Deferred rent amortization	420	1,844
Amortization of deferred financing costs	1,148	1,066
Write off of deferred loan costs due to refinance	665	–
Amortization of bond and term loan discounts	1,343	1,025
Loss on sale and disposal of equipment	292	362
Loss on early extinguishment of Senior Notes	15,927	–
Gain on Sale of Imaging Centers	–	(2,108)
Stock-based compensation	1,636	1,582
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(27,361)	(23,171)
Other current assets	(2,877)	(423)
Other assets	55	190
Deferred taxes	(4,117)	692
Deferred revenue	132	75
Accounts payable and accrued expenses	(7,977)	2,076
Net cash provided by operating activities	19,678	28,777
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(1,811)	(3,625)
Purchase of property and equipment	(26,798)	(28,349)
Proceeds from sale of equipment	4	505
Proceeds from sale of imaging facilities	–	3,920
Proceeds from sale of joint venture interests	–	2,640
Equity contributions in existing joint ventures	(900)	(1,803)
Net cash used in investing activities	(29,505)	(26,712)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(9,368)	(5,211)
Proceeds from borrowings	210,000	35,122
Payments on Senior Notes	(211,344)	–
Deferred financing costs	(6,650)	(432)
Net proceeds (payments) on line of credit	18,980	(32,000)
Distributions to noncontrolling interests	(139)	(7)
Proceeds from issuance of common stock upon exercise of options/warrants	786	469
Net cash provided by (used in) financing activities	2,265	(2,059)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(19)	(117)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(7,581)	(111)
CASH AND CASH EQUIVALENTS, beginning of period	8,412	362
CASH AND CASH EQUIVALENTS, end of period	$831	$251
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$23,464	$21,792

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	Three Months Ended
	June 30,
	2014	2013
Net Income Attributable to RadNet, Inc. Common Shareholders	$5,144	$2,686
Plus Provision for Income Taxes	1,233	2,497
Plus Other Expenses (Income)	(4)	150
Plus Loss on Early Extinguishment of Debt	471	–
Plus Interest Expense	10,336	11,343
Plus Severance Costs	383	117
Plus Loss on Sale of Equipment	46	192
Plus (Gain) on Sale of Imaging Centers	–	(2,108)
Plus Depreciation and Amortization	15,199	14,528
Plus Non Cash Employee Stock Compensation	611	630
Adjusted EBITDA(1)	$33,419	$30,035

	Six Months Ended
	June 30,
	2014	2013
Net Income (Loss) Attributable to RadNet, Inc. Common Shareholders	$(7,280)	$1,344
Plus Provision for (Benefit From) Income Taxes	(3,245)	1,249
Plus Other Expenses (Income)	(2)	148
Plus Loss on Early Extinguishment of Debt	15,927	–
Plus Interest Expense	22,108	23,490
Plus Severance Costs	864	240
Plus Loss on Sale of Equipment	292	362
Plus (Gain) on Sale of Imaging Centers	–	(2,108)
Plus Depreciation and Amortization	30,770	29,288
Plus Non Cash Employee Stock Compensation	1,636	1,582
Adjusted EBITDA(1)	$61,070	$55,595

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PAYOR CLASS BREAKDOWN**
Second Quarter
2014
Commercial Insurance	56.2%
Medicare	21.1%
Capitation	9.6%
Medicaid	3.3%
Workers Compensation/Personal Injury	4.2%
Other	5.5%
Total	100.0%

**Percentages based upon Net Revenue before deducting Bad Debt.

RADNET PAYMENTS BY MODALITY *

	Second Quarter	Full Year	Full Year	Full Year	Full Year
	2014	2013	2012	2011	2010

MRI	36.1%	36.3%	35.5%	35.1%	34.3%
CT	15.2%	15.5%	16.0%	16.1%	17.5%
PET/CT	5.8%	5.6%	5.9%	6.0%	6.1%
X-ray	10.4%	10.5%	10.3%	10.1%	10.1%
Ultrasound	11.0%	11.0%	10.9%	10.9%	11.0%
Mammography	16.1%	15.7%	16.0%	15.9%	16.0%
Nuclear Medicine	1.4%	1.5%	1.5%	1.6%	1.7%
Other	3.8%	3.9%	4.0%	4.2%	3.2%
	100.0%	100.0%	100.0%	100.0%	100.0%

Note

* Based upon global payments received from consolidated Imaging Centers from that year's dates of service.

Excludes payments from hospital contracts, Breastlink, eRAD, Imaging on Call, Center Management Fees and other miscellaneous operating activities.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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